Exhibit 99.1

Distribution Solutions Group Completes Hisco Acquisition

Broadens DSG’s Industrial Technologies’ Focus

CHICAGO — June 8, 2023 — Distribution Solutions Group, Inc. (Nasdaq: DSGR) (“DSG” or the “Company”), a premier specialty distribution company announced today the Company completed the previously announced acquisition of HIS Company, Inc., (“Hisco”), a leading distributor of specialty products serving high growth industrial technology applications. In connection with this transaction, DSG will combine the operations of TestEquity and Hisco, creating one of the largest suppliers serving the electronics design, production, and repair industries.

Hisco, founded in 1970, operates in 38 locations across North America, including its Precision Converting facilities that provide value-added fabrication and its Adhesive Materials Group that provides an array of custom repackaging solutions. Hisco offers customers a broad range of products, including adhesives, chemicals and tapes, as well as specialty materials. Hisco also offers VMI and RFID programs with specialized warehousing capabilities.

Acquisition Terms and Financing

In connection with the transaction, DSG paid $269.1 million at closing, with a potential additional earn-out payment of up to $12.6 million, subject to Hisco achieving certain performance targets. DSG will also pay $37.5 million in cash or DSG common stock in retention bonuses to certain Hisco employees that remain employed with Hisco or its affiliates for twelve or more months after the closing of the transaction.

DSG funded the transaction using a combination of its expanded amended credit facility and proceeds raised from its equity rights offering with existing stockholders. For fiscal year ended October 31, 2022, Hisco generated sales in excess of $400 million and adjusted EBITDA of approximately $29 million(1). DSG expects the Hisco acquisition to be accretive on an adjusted basis starting in 2023.

Piper Sandler & Co. acted as financial advisor and Mayer Brown LLP served as legal counsel to DSG on this acquisition.

(1)	See GAAP to non-GAAP reconciliation attached.

About Distribution Solutions Group, Inc.

Distribution Solutions Group (“DSG”) is a premier specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, Inc., a leader in MRO distribution of C-parts; 301 HW Opus Holdings, Inc., conducting business as Gexpro Services, a leading global supply chain services provider to manufacturing customers; and TestEquity Acquisition, LLC (“TestEquity”), a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves 110,000 customers in several diverse end markets supported by more than 3,100 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group please visit www.distributionsolutionsgroup.com.

About TestEquity

TestEquity® is a leading distributor focused on providing the largest and highest quality selection of test and measurement equipment and solutions, electronic production supplies, and tool kits from its leading manufacturer partners supporting the technology, aerospace, defense, automotive, electronics, education, and medical industries. TestEquity also designs a full line of the industry’s highest-quality environmental test chambers. Serving electronic design and test engineers as well as maintenance technicians, industrial manufacturing assembly and the telecommunication repair community, TestEquity features more than 250,000 products from over 700 manufacturer brands. TestEquity continues to benefit from ubiquitous electronification of all types of products across most industries including IOT, EV, and 5G. For more information, visit www.testequity.com.

About Hisco

For over 50 years, employee-owned Hisco has been a leader in supply chain solutions. Hisco is a specialty distribution company serving the electronic assembly, aerospace and defense, medical and other industrial markets. Hisco delivers documented value creation to its nearly 10,000 customers through quality products, process solutions and cost savings. Hisco also offers specialized warehousing for cold storage and vendor managed inventory services. For more information visit www.hisco.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The terms “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements.

Forward-looking statements do not relate to historical or current facts and are only predictions and reflect the views of the Company as of the date they are made with respect to future events and financial performance. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Company gives no assurance that any goal set forth in forward-looking statements can be achieved and cautions readers not to place undue reliance on such statements, which speak only as of the date made. These statements are based on the Company’s management’s current expectations, intentions or beliefs and are subject to assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact the Company’s business, financial condition and results of operations include (1) unanticipated difficulties or expenditures relating to the acquisition of Hisco by the Company (the “Transaction”), (2) difficulties integrating the business operations of the Company and Hisco, which may result in the combined company not operating as effectively and efficiently as expected, (3) the Company’s ability to achieve the synergies contemplated with respect to the Transaction, (4) the failure to retain key management and employees of Hisco and its subsidiaries, (5) unfavorable reactions to the Transaction from customers, competitors, suppliers and employees, and (6) the possibility that certain assumptions with respect to Hisco’s business or the Transaction could prove to be inaccurate. In addition to the factors identified herein, certain risks associated with the Company’s business are also discussed from time to time in the reports the Company files with the U.S. Securities and Exchange Commission. The information contained in this press release is as of the date indicated above. The Company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information or future events or developments.

Non-GAAP Financial Measures; SEC Regulation G GAAP Reconciliations

Some of the financial information and data contained in this press release relating to Hisco, such as revenue and Adjusted EBITDA, have not been prepared in accordance with GAAP. DSG believes that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Hisco’s financial condition and results of operations. DSG does not consider non-GAAP measures an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is they may exclude significant expense and income items that are required by GAAP to be recognized in DSG’s consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. Non-GAAP financial measures should not be relied upon, in whole or part, in evaluating the financial condition, results of operations or future prospects of DSG, Hisco or the combined company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, DSG’s reported results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to the nearest comparable GAAP financial measures is contained in this press release.

Company Contact:

Distribution Solutions Group, Inc.

Ronald J. Knutson

Executive Vice President and Chief Financial Officer

773-304-5665

Investor Relations Contacts:

Three Part Advisors, LLC

Steven Hooser or Sandy Martin

214-872-2710

Reconciliation of GAAP Revenue and GAAP Operating Income to

Non-GAAP Adjusted Revenue and Non-GAAP Adjusted EBITDA

(Dollars in thousands)

Distribution Solutions Group
Year Ended 12/31/2022
GAAP Revenue	$1,151,422
Pre-Merger Revenue (1)	117,877

Adjusted Revenue	$1,269,299

GAAP Operating Income	$41,786
Pre-Merger Operating Income (1)	12,076

Adjusted Operating Income	$53,862
Depreciation and amortization	47,275
Adjustments:	—
Merger/integration costs (2)	15,633
Stock-based compensation (3)	(6,147)
Severance costs (4)	3,422
Acquisition related costs (5)	2,782
Inventory net realizable value adj. (6)	1,737
Inventory step-up (7)	2,867
Other non-recurring (8)	1,597

Adjusted EBITDA	$123,028

Hisco
Year Ended 10/31/2022
GAAP Revenue	$403,675

GAAP Operating Income	$9,101

Depreciation and amortization	7,306
Adjustments:
Merger/integration costs (2)	—
Stock-based compensation (9)	6,872
Severance costs (4)	—
Acquisition related costs (5)	873
Inventory net realizable value adj. (6)	4,353
Inventory step-up (7)	—
Other non-recurring (8)	—

Adjusted EBITDA	$28,505

(1)	Lawson Products revenue and operating income for the three months ended March 31, 2022, were not included in the Company’s GAAP operating results under reverse merger acquisition accounting.
(2)

Merger transaction costs related to the negotiation, review and execution of the merger agreements relating to the business combination of Lawson Products, TestEquity and Gexpro Services and subsequent integration costs.

(3)	Expense primarily for stock-based compensation (benefit), of which a portion varies with the Company’s stock price.
(4)	Includes severance expense for actions taken, not related to a formal restructuring plan.
(5)	Expense for acquisition related costs, unrelated to the business combination of Lawson Products, TestEquity and Gexpro Services.
(6)

Inventory net realizable value adjustment recorded to reduce inventory related to discontinued products where the anticipated net realizable value was lower than the cost reflected in the Company’s records.

(7)

Inventory fair value step-up adjustments resulting from the reverse merger acquisition accounting for Lawson Products and acquisition accounting for additional acquisitions completed by Gexpro Services.

(8)	Other non-recurring costs consists of sales force optimization and other non-recurring items.
(9)	Compensation expense for the fair market value of shares released and contributed to the Company’s Employee Stock Ownership Plan.